SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 22, 2005

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                0-7246                                95-2636730

(State or Other Jurisdiction        (Commission                          (IRS Employer

of Incorporation)                      File Number)                        Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 701.                Regulation FD Disclosure.

On February 18, 2005, Thomas E. Riley, President of  the Company made a presentation at the C.K. Cooper & Co. Small-Cap Oil and Gas Conference held in Palm Desert, CA.  The transcript of Mr. Riley's presentation follows.

Forward-Looking Statements

Financial Highlights

Major Sources and Uses of Cash

Sources (9 months)

Adjusted Cash Flow* from Operations- $47.9 million

Uses (9 months)

Drilling and development- $26.5 million

Debt retirement- $26 million

Stock Repurchase- $2.7 million

*Adjusted Cash Flow is Net Income plus non-cash charges (Depreciation, Depletion and Amortization and Deferred Income Taxes)

2005 Capital Budget

2005 Capital Budget is set at $108 million

$80 million for exploration and development

$10 million for lease acquisition

$18 million for infrastructure projects

Wattenberg and Grand Valley Fields

Continue development in conjunction with public drilling partnerships

$115 million of partnership units to be offered

Continue recompletion program (non-partnership activity)

NECO (Eastern D-J Basin)

Non-partnership activity

Continue drilling infill wells

70-75 wells planned

Sand Wash Basin

Non-partnership activity

Legacy Project - testing will resume in late second quarter on exploratory well

Coffeepot Springs Project - 13,500 feet exploratory well underway

Revenue

Net Income

Third Quarter Net Income of $8.7 million compared to $5.2 million in 2003

$25.7 million for 9 months compared to $14.6 million in 2003

Third Quarter EPS of $0.52 compared to $0.31 in 2003 (diluted)

$1.56 for 9 months vs. $0.90 in 2003

73.3% increase in EPS

Other Recent News

Sale of portion of undeveloped lease in 2005

Located in Garfield County, CO (Piceance Basin)

Results in additional net income of approximately $0.20 per fully diluted share in first quarter 2005

Consisted of half leasehold interest (checkerboard)

Requires purchaser to drill a number of wells over a period of time or lease will revert to PDC

Will help evaluate remaining lease position

2004 Operating Highlights

Core Operating Areas

Strong partnership sales will continue to fund drilling revenue in second and third quarters

$26.5 million partnership drilling carryover at end of third quarter

Fourth 2004 partnership closed with $35 million in subscriptions in early October

Total partnership sales of $100 million in 2004, up from record $78.3 million in 2003. $115 million planned for 2005

First 2005 partnership closed with $40 million in subscriptions in early February

Favorable year-to-year production comparison likely to continue

Futures prices currently reflect expectations for continuing high prices through 2005

Strong balance sheet allows ample funding for additional drilling and acquisitions if available

PDC Overview

Business Segments

Oil and gas well drilling

Oil and gas production and sales

Natural gas marketing

Well operations

Oil and Gas Well Drilling

"Service" business

Raise money through public partnerships

140 NASD broker/dealers

Sold by financial planners

$100 million sold in 2004

$115 million planned for 2005

First 2005 partnership received orders for $40 million in 48 hours

73 partnerships and over 28,000 investors

PDC earns profit for managing drilling and completion activity

Other benefits

Scale economies

Prospect access

"Growth accelerator"

Only PDC interest in partnership is included in PDC financial reports

Oil and Gas Production

Production from PDC interest in wells

Includes production from over 2700 wells in three production regions

For 2004 70% of production is in Rocky Mountain region

Rockies also focus of drilling and acquisition efforts

PDC owns average working interest of approximately 50% overall (ranging from 10-100%)

80%+ natural gas

2003 reserves 199 Bcfe, 76% proved developed

2003 production 10.4 Bcfe

2004 9 month production 9.49 Bcfe

Natural Gas Marketing

Well Operations

"Service" Business

Charge for operating portion of well not owned by PDC

Stable predictable business- bills get paid before owners

Growing with addition of partnership well operations

Operating over 2700 wells

Wattenberg Field

Through December 2004, drilled over 380 successful wells and only six dry holes.

27 Successful wells drilled to date in 2005 with zero dry holes.

Estimate approximately 87 wells to be drilled in calendar 2005

Current prospect inventory of more than 100 drilling locations.

Ongoing lease evaluation and acquisition program to secure additional drilling prospects.

Through December 2004 PDC drilled over 90 successful wells with one dry hole.

6 successful wells drilled to date in 2005.

Estimate approximately 40 wells to be drilled in calendar 2005.

Approximately 14,000 acres available to develop.

Several hundred undeveloped locations.  Many more with increased well density.

Decreasing Niobrara spacing to 40 acres from 80 acres creating approximately 100 additional developmental infill locations.

Approximately 20 wells were drilled in the fourth quarter 2004 and early 2005.

Estimate approximately 70 - 75 wells to be drilled in calendar 2005 if production results continue to meet expectations.

Located in Moffat county approximately 40 miles northwest of Craig, CO

Legacy Project

Well TD'ed October 27 at 12,778'

Preliminary testing conducted in late December and early January

Testing suspended due to Federal lease restrictions preventing use of heavy equipment in winter and spring months

Testing will resume late second quarter

Coffeepot Springs Project

Testing Upper Cretaceous Sands to a depth of         approximately 13,500'

Estimated Well cost is approximately $2.5 million

Spudded Coffeepot Springs February 3, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  February 22,  2005

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer